AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

AVATAR REPORTS FIRST QUARTER RESULTS OF OPERATIONS

Coral Gables, FL – May 11, 2009 – Avatar Holdings Inc. (NASDAQ-AVTR) today reported a net loss of $8,594,000 ($0.99 per share, diluted) on revenues of $15,347,000 for the quarter ended March 31, 2009, compared to a net loss of $872,000 ($0.10 per share, diluted) on revenues of $30,532,000 for the quarter ended March 31, 2008.

During the quarter, we closed on 34 homes, a 48% decrease from the 65 units closed during the first quarter of 2008. Dollar volume decreased by 56% to $7,755,000, compared to $17,477,000 for the first quarter of 2008.

The dollar volume of housing contracts signed, net of cancellations, during the first quarter of 2009 declined by 16% compared to the first quarter of 2008, or $10,338,000 compared to $12,273,000. The number of contracts signed, net of cancellations, increased by 8%, or 57 compared to 53 for the first quarter of 2008.

Results for the quarter ended March 31, 2009 include pre-tax income of $1,778,000 on revenues of $1,825,000 from commercial, industrial and other land sales. For the quarter ended March 31, 2008, results included pre-tax income of $7,070,000 on revenues of $7,428,000 from commercial, industrial and other land sales.

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Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, TerraLargo in Lakeland, Florida, and at Rio Rico, south of Tucson, Arizona. Avatar’s common shares trade on The Nasdaq Stock Market LLC under the symbol AVTR.

Certain statements discussed herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the continuing decline in value and the instability of the financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increasing level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the successful implementation of Avatar’s business strategy; shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; Avatar’s access to financing; geopolitical risks; changes in, or the failure or inability to comply with, government regulations; and other factors as are described in Avatar’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Active adult homes are intended for occupancy by at least one person 55 years or older.

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SELECTED FINANCIAL DATA FOR THE THREE MONTHS ENDED
MARCH 31, 2009 AND 2008
(Unaudited – Dollars in thousands except per share data)

	2009	2008
Revenues	$15,347	$30,532
Income loss before income taxes	($9,424)	($1,395)
Income tax benefit	$830	$523
Net loss	($8,594)	($872)
Basic and diluted EPS	($0.99)	($0.10)

Selected Balance Sheet Data

	March 31, 2009	December 31, 2008
Cash and cash equivalents	$172,430	$175,396
Total assets	$585,445	$594,812
Notes, mortgage notes and other debt	$124,305	$131,061
Total stockholders’ equity	$420,264	$429,511
Stockholders’ equity per share	$47.60	$48.64